AMENDED AND RESTATED OFFER OF EMPLOYMENT
July 29, 2024
Chad Smith

Dear Chad,
We are pleased to present the following offer of employment, effective May 6, 2024. This letter will summarize and confirm the details of our offer for you to join Better Home & Finance
Holding Company (the “Company”) as an officer of the Company and in the position of
President and Chief Operating Officer of Better Mortgage Corporation, on May 6, 2024 (the
“Start Date”) and reporting to Vishal Garg. This position is office-mode in the Company’s Irvine office, however you agree you will travel to New York or any other location that the company establishes an office in the United States and India in the best interests of the Company on an as-needed basis.
Orientation Information:  On your first day of work, you should plan to report at 9:00 AM EST.
More details will follow.
Here are the specific details of our offer:
Compensation: If you decide to join us, you will receive an annual salary of $1,000,000 less all required tax withholdings and other applicable deductions, which will be paid semi-monthly in accordance with the Company’s normal payroll procedures. Your position will be considered
Exempt.
Equity: Subject to approval by the Board of the Directors of the Company (the “Board”), you will also be eligible to receive two awards of restricted stock units (the “RSUs”), granted under the
Better Home & Finance Holding Company 2023 Equity Incentive Plan (the “2023 EIP”).
·The first award will total 4,000,000 RSUs.  Subject to Board approval, the RSUs will vest over a period of four (4) years beginning on your Start Date with a one (1) year cliff. This means that you will vest in 25% of the RSUs after twelve (12) months of continuous service and the balance will vest in equal quarterly installments over the next 36 months of continuous service. If your employment is terminated before your one-year anniversary, no equity will have vested.
·The second award will total 4,000,000 RSUs.  Subject to Board approval, the RSUs will vest over a period of four (4) years beginning on your Start Date with a one (1) year cliff.
This means that you will vest in 25% of the RSUs after twelve (12) months of continuous service and the balance will vest in equal quarterly installments over the next 36 months of continuous service. If your employment is terminated before your one-year anniversary, no equity will have vested.  In addition, the second award will be contingent on the following performance conditions (together, the “Performance Conditions”):
othe first 1,000,000 RSUs will be granted upon satisfaction of the time vesting condition and upon the Better Home & Finance Holding Company stock achieving a 90 day volume weighted average price (“VWAP”) of $1.50, adjusted for any stock splits.
othe second 1,000,000 RSUs will be granted upon satisfaction of the time vesting condition and upon the Better Home & Finance Holding Company stock achieving a 90 day VWAP of $2.00, adjusted for any stock splits.
othe third 1,000,000 RSUs will be granted upon satisfaction of the time vesting condition and upon the Better Home & Finance Holding Company stock achieving a 90 day VWAP of $2.50, adjusted for any stock splits.
othe fourth 1,000,000 RSUs will be granted upon satisfaction of the time vesting condition and upon the Better Home & Finance Holding Company stock achieving a 90 day VWAP of $3.00, adjusted for any stock splits.

For the avoidance of doubt, once a Performance Condition is met, vesting will only be subject to the time vesting conditions; i.e. to the extent that the WVAP falls below the thresholds listed above, it will not invalidate the fact that that Performance Condition has been met.
Subject to approval by the Board, the Company expects to grant new hire equity, like the
RSUs, four times a year, with such grants occurring on the first business day of each of March,
June, September and December. The RSUs and the terms of those awards, including, without limitation, the vesting terms set forth herein, will in all cases be subject to an actual grant to you by the Company in its sole discretion and will be subject in all respects to the 2023 EIP and to the terms and conditions detailed in separate award agreements and grant notices evidencing the award.
Bonus:  Your discretionary annual target performance bonus will be $1,000,000 (the “Target
Bonus”). This bonus, if any, will be based on individual performance and company objectives.
Specifically, annual target performance bonus eligibility will be subject to meeting communicated goals on loan volume, contribution margin, and unit costs. Based on these criteria, you may have the opportunity to earn a bonus greater than your annual target;
conversely, if individual or company performance falls below expectations, you may receive a bonus lower than your annual target, including no bonus. The amounts, form of payment, and timing of bonus payment will be determined by the Company in its sole discretion. Any bonus may be prorated in the event you are not actively employed for the full compensation cycle.
Notwithstanding the above, and applying only for your first year of employment, on the one year anniversary of your Start Date you will be eligible to receive a guaranteed annual target performance bonus of at least $500,000 and up to the Target Bonus, after which you would receive any Target Bonus on Better’s annual cycle.
Severance:  Should you accept this offer and your employment with the Company is terminated at any time prior to the twelve (12) month anniversary of your Start Date, unless you were terminated for Cause or you voluntarily resigned other than for Good Reason, you will be eligible for a severance payment equal to six (6) months’ aggregate annual salary, plus the prorated portion of the Target Bonus with a cap of $500,000, less standard withholdings. If your employment is terminated after the twelve (12) month anniversary of your Start Date, unless you were terminated for Cause or you voluntarily resigned other than for Good Reason, you will be eligible for a severance payment equal to three (3) months’ aggregate annual salary, less standard withholdings.  In each case, severance will be paid in lump sum within 30 days of your termination date.
Clawback: Should you accept this offer and you voluntarily resign other than for Good Reason from your employment with the Company within the first twelve (12) months, then you shall repay the Company thirty-three percent (33%) of your earned salary to the date of your resignation.
Cause:  For purposes of this Agreement, “Cause” shall be found upon the occurrence of any of the following:
(i)your conviction of, or plea of guilty or nolo contendere to, a felony or any crime involving fraud or embezzlement;
(ii)your conviction or plea of guilty or nolo contendere to any other act of moral turpitude, or a violation of federal or state law by you that, in each case, the
Company reasonably determines has had or will have a material detrimental effect on the Company’s reputation or business;
(iii)your gross negligence or willful misconduct that is or may reasonably be expected to have a material adverse effect on the reputation or interests of the
Company;
(iv)your material breach of any obligations under any written agreement or covenant with the Company;
(v)your material breach of a Company policy that results in material financial loss, or injury to the Company and its subsidiaries, their goodwill, business or reputation;
or
(vi)your willful, substantial, or continued failure to perform your duties (other than as a result of your physical or mental incapacity).
Good Reason:  For purposes of this Agreement, you may terminate your employment for
“Good Reason” within 90 days after you have actual knowledge of the occurrence of one of the following events that has not been cured within 30 days after written notice has been given by you to the Company setting forth in reasonable detail the basis of the event (provided that such notice must be given to the Company within 30 days of your becoming aware of such condition):
(i)a material reduction in your base salary or target bonus opportunity, unless such diminution applies pursuant to an across-the-board reduction that affects all similarly situated employees;
(ii)a material diminution in your position, authority, duties or responsibilities; or
(iii)if you have not received both awards of RSUs on substantially the terms described above prior to the nine-month anniversary of your Start Date.
Your continued employment during the 90-day period referred to above will not constitute consent to, or a waiver of right with respect to, any act or failure to act constituting Good
Reason hereunder.  Notwithstanding the foregoing, the Company placing you on a paid leave for up to 90 days, pending determination of whether there is a basis to terminate you for
Cause, will not constitute a “Good Reason” event; provided, further, that, if you are subsequently terminated for Cause, then you will repay any amounts paid by the Company to you during such paid leave period.
Benefits: The Company offers a full range of benefits for you and your qualified dependents.  A presentation of our benefits program will be given to you during your first week of employment.
You should note that the Company may modify salaries and benefits from time to time as it deems necessary.
This offer of employment is contingent upon you fulfilling each of the following terms:
Indemnification: The Company’s indemnification obligations to you are set forth in
Indemnification Agreement between you and the Company. You agree that to the extent these indemnification provisions are triggered by a dispute between you and any former employer, in exchange for fully indemnifying you, the Company shall be able to direct the course of any negotiation and/or litigation, including requiring you to use Company counsel. To the extent you decide to use counsel of your own choice for any such negotiation and/or litigation, you shall be responsible for any accompanying attorneys’ fees, costs, and expenses.
Acknowledgement of Company Handbook and Related Agreements:  As a Better employee, you are required to follow its rules and regulations. Therefore, you will be asked to sign and comply with our handbook, provided online on your start date, and accompanying (i) At-Will
Employment, Confidential Information, Invention Assignment, and Arbitration Agreement, and
(ii) Data and Information Security Policy (the “Agreements”), which prohibit, among other things, the unauthorized use or disclosure of Better’s confidential and proprietary information.
In the event of any dispute or claim relating to or arising out of our employment relationship you and the Company agree to an arbitration, as described in the Agreements, in which all disputes between you and the Company shall be fully and finally resolved by binding arbitration.
You are also required to comply with the Agreements and to keep confidential all sensitive information and personal/private information about customers and consumers that you may learn in the course of your employment. In order to retain necessary flexibility in the administration of its policies and procedures, Better reserves the right to change or revise its policies, procedures, and benefits at any time.
Required Documentation:  To comply with the government-mandated confirmation of employment eligibility, as described in the I-9 Form, please bring in appropriate documentation as approved by the United States Department of Justice for establishing identity and employment eligibility. Please bring the required I-9 documents with you on your first day of employment; failure to submit proof of your employment eligibility will postpone your start date or result in termination of your employment.
At Will Employment:  Please understand, as stated in all job offers, the Company is an employment-at-will company. That means that you or the Company may terminate your employment at any time, with or without cause and with or without prior notice.  Furthermore, please be advised that your employment with the Company is for no specified period of time.
We request that, in the event of resignation, you give the Company at least two weeks’ notice.
Conditional Offer of Employment with Restrictions: The Company considers this position to be
“critical” and, therefore, we reserve the right to run a background check and/or drug test.  By signing this letter below you agree to allow Better Home & Finance Holding Company or its affiliates to run a background check and/or drug test. The Company reserves the right to revoke this offer should it not receive a satisfactory reference check and background screening for you. If we conduct such tests, we will contact you as soon as the background check and/or drug test process has been completed.
Obligations Concerning Employment:  You agree that, during the term of your employment with the Company, you will not engage in any other employment, occupation, consulting, or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of your employment, nor will you engage in any other activities that conflict with your obligations to the Company.  Similarly, you agree not to bring any third-party confidential information to the Company, including that of your former employer, and that you will not in any way utilize any such information in performing your duties for the
Company.
This letter is intended to comply with Section 409A (“Section 409A”) of the Internal Revenue
Code of 1986, as amended, or an exemption thereunder and will be construed and administered accordingly.  If any  payment or benefit provided to you in connection with your termination of employment is determined to constitute “nonqualified deferred compensation”
within the meaning of Section 409A and you are determined to be a “specified employee” as defined in Section 409A(a)(2)(b)(i), then such payment or benefit will not be paid until the first payroll date following the six-month anniversary of your termination date or, if earlier, on the date of your death.
To indicate your acceptance of the Company’s offer, please sign and date this letter in the space provided below.
This offer letter, along with the Agreements, the Indemnification Agreement and Company
Handbook, sets forth the terms of your employment with the Company and supersedes any prior oral representations or agreements including, but not limited to, any oral representations made during your interviews or relocation negotiations. This letter, including, but not limited to, its at-will employment provision, may not be modified or amended except by a written agreement signed by the Company’s Chief Executive Officer, Chief Administrative Officer or
General Counsel and you.
Chad, we are excited that you are joining the team and feel that you have a great deal to contribute. If you have any questions, please feel free to reach out to your recruiter.
Sincerely,
/s/Nicholas J. Calamari
Nicholas J. Calamari
Chief Administrative Officer, Senior Counsel
I understand and accept the terms of this employment offer.
/s/Chad Smith
_____________________________________
Chad Smith
07/30/2024
_____________________________________
Date
AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION,
INVENTION ASSIGNMENT AND ARBITRATION AGREEMENT
As a condition of my employment with Better Home & Finance Holding Company,
Better Mortgage Corporation, Better Real Estate, LLC, Better Settlement Services, LLC,
BSS Texas, LLC, or Better Cover, LLC, as applicable (applicable entity referenced as the “Company”) (together with the Company’s divisions, affiliates, sister corporations, parents, and subsidiaries, the “Company Group”), and in consideration of my employment with the Company and my receipt of compensation paid to me by the
Company, I agree to the following provisions of this Company At-Will Employment,
Confidential Information, Invention Assignment, and Arbitration Agreement (this
“Agreement”).
1.At-Will Employment
I understand and acknowledge that my employment with the Company is for no specified term and constitutes “at-will” employment.  I also understand that any representation to the contrary is unauthorized and not valid unless in writing and signed by the CEO, Chief Administrative Officer or General Counsel of the Company.
Accordingly, I acknowledge that my employment relationship may be terminated at any time, with or without good cause or for any or no cause, at my option or at the option of the Company, with or without notice.  I further acknowledge that the Company may modify job titles, salaries, and benefits from time to time as it deems necessary.  This
Section 1 is subject to the terms of my letter agreement with the Company dated March
28, 2024 and, to the extent of any conflict, such letter agreement will control.
2.Confidentiality
I agree that during and after my employment with the Company, I will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Company Confidential Information (as defined below).  I will not (i)
use Company Confidential Information for any purpose whatsoever other than for the benefit of the Company Group in the course of my employment, (ii) disclose Company
Confidential Information to any unauthorized third party, or (iii) write about, speak on, or submit for publication any blog, social media post, podcast, article or book relating to or containing Company Confidential Information, without the prior written authorization of the General Counsel of the Company.  I agree that I obtain no title to any Company
Confidential Information, and that the Company Group retains all Confidential
Information as the sole property of the Company Group.  I understand that my unauthorized use or disclosure of Company Confidential Information during my employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company Group.  I understand that my obligations under this section shall continue after termination of my employment.
I understand that “Company Confidential Information” means information
(including any and all combinations of individual items of information) that the Company
2
Group has or will develop, acquire, create, compile, discover or own, that has value in or to the Company Group’s business which is not generally known and which the
Company Group wishes to maintain as confidential.  Company Confidential Information includes both information disclosed by the Company Group to me, and information developed or learned by me during the course of my employment with the Company, and unauthorized disclosure of which could be detrimental to the interests of the
Company Group.  By example, and without limitation, Company Confidential Information includes any and all non-public information that relates to the actual or anticipated business and/or products, research or development of the Company Group, or to the
Company Group’s technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company Group’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company Group on which I called or with which I may become acquainted during the term of my employment), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company Group either directly or indirectly in writing, orally or by drawings or inspection of premises, parts, equipment, or other
Company Group property.
I further recognize that the Company Group has received, and in the future may receive information from third parties (for example, customers, suppliers, licensors, licensees, partners, and collaborators) which the Company Group is required to maintain and treat as confidential or proprietary information of such third party.  I agree to use such third party confidential information only as directed by the Company Group and to not use or disclose such third party confidential information in a manner that would violate the Company Group’s obligations to such third parties.  I agree at all times during my employment with the Company and thereafter that I owe the Company Group and its associated third parties a duty to hold all such third party confidential information in the strictest confidence, and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out my work for the
Company consistent with the Company Group’s agreement with such third parties.  I further agree to comply with any and all Company Group policies and guidelines that may be adopted from time to time regarding associated third parties.
Notwithstanding the foregoing, Company Confidential Information shall not include any such information which I can establish (i) was publicly known or made generally available prior to the time of disclosure by the Company Group to me; (ii) becomes publicly known or made generally available after disclosure by the Company Group to me through no wrongful action or omission by me; or (iii) is in my rightful possession, without confidentiality obligations, at the time of disclosure by the Company Group.  To the extent that I have any question as to whether information qualifies as Company
Confidential Information, I agree to contact the Company’s General Counsel and obtain his or her permission before using or disclosing such information in any way.  Similarly, prior to disclosure when compelled by applicable law, I shall provide prior written notice
3
to the General Counsel of the Company.  I understand that nothing in this Agreement limits employees’ rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law. I also understand that nothing in this
Agreement shall be construed to prevent disclosure of Company Confidential
Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency (including but not limited to law enforcement, the Equal Employment Opportunity Commission, the
New York State Division of Human Rights or a local commission on human rights, including the New York City Commission on Human Rights), provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order.
3.Former Employer Confidential Information
I agree that during my employment with the Company, I will not improperly use, disclose, or induce the Company Group to use any proprietary information or trade secrets of any former employer or other person or entity with which I have an obligation to keep such proprietary information or trade secrets in confidence.  I further agree that I will not bring onto the Company Group’s premises or transfer onto the Company
Group’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any such third party unless disclosure to, and use by, the
Company Group has been consented to in writing by such third party and the Company.
4.Inventions and Ownership
I have read, understand, and agree to the terms of the Company’s Invention
Ownership Policy, as described in Exhibit A to this Agreement.  In addition, to the extent applicable, I have disclosed on Exhibit A all prior inventions that I have developed entirely on my own time and are entirely unrelated to the Company and any Company
Confidential Information, and which inventions I agree not to incorporate into a
Company product, process or service without the Company’s prior written consent.
5.Conflicting Obligations
I agree that during the term of my employment with the Company, I will not engage in or undertake any other employment, occupation, consulting relationship, or commitment that is directly related to the business in which the Company Group is now involved or becomes involved or has plans to become involved, nor will I engage in any other activities that conflict with my obligations to the Company.
I agree that if I have signed a confidentiality agreement or similar type of agreement with any former employer or other entity, I will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law.  I represent and warrant that after undertaking a careful search (including searches of my computers, cell phones, electronic devices, and documents), I have returned all property and confidential information belonging to all prior employers (and/or other third parties I have performed services for in accordance with the terms of my applicable agreement).
4
6.Company Property and Materials
I understand that anything that I create or work on for the Company Group while working for the Company belongs solely to the Company and that I cannot remove, retain, or use such information without the Company’s express written permission.
Accordingly, upon separation from employment with the Company or upon the
Company’s request at any other time, I will immediately deliver to the Company, and will not keep in my possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Company Confidential Information (including third party confidential information), all Company equipment including all Company computers, external storage devices, thumb drives, mobile devices and other electronic media devices (“Electronic Media Equipment”), all tangible embodiments of the
Inventions, all electronically stored information and passwords to access such information, Company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, photographs, charts, any other documents and property. I understand that I may keep a copy of the Company’s employee handbook and personnel records relating to my employment.
In connection with my obligation to return information to the Company, I agree that
I will not copy, delete, or alter any information, including personal information voluntarily created or stored, contained in Company Electronic Media Equipment before I return the information to the Company.
In addition, if I have used any personal Electronic Media Equipment or personal computer servers, messaging and email systems or accounts, applications for computers or mobile devices, and web-based services (“Electronic Media Systems”) to create, receive, store, review, prepare or transmit any Company information, including, but not limited to, Company Confidential Information, I agree to make a prompt and reasonable search for such information in good faith, including reviewing any personal
Electronic Media Equipment or personal Electronic Media Systems to locate such information and, if I locate such information, I agree to notify the Company of that fact and then provide the Company with a computer-useable copy of all such Company information from those equipment and systems. I agree to cooperate reasonably with the Company to verify that the necessary copying is completed (including upon request providing a sworn declaration confirming the return of property and deletion of information), and, upon confirmation of compliance by the Company, I agree to delete and expunge all Company information.
I understand that I have no expectation of privacy in Company property, and I agree that any Company property is subject to inspection by Company Group personnel at any time with or without further notice. As to any personal Electronic Media
Equipment or personal Electronic Media Systems that I have used for Company purposes, I agree that the Company, at its sole discretion, may have reasonable access, as determined by the Company in good faith, to such personal Electronic Media
5
Equipment or personal Electronic Media Systems to review, retrieve, destroy, or ensure the permanent deletion of Company information from such equipment or systems or to take such other actions necessary to protect the Company Group or Company property, as determined by the Company Group reasonably and in good faith. I also consent to an exit interview and an audit to confirm my compliance with this section, and I will certify in writing that I have complied with the requirements of this section.
7.Termination Obligations
Upon separation from employment with the Company, I agree to: (i) immediately update all of my social media accounts, including but not limited to Facebook, LinkedIn,
Instagram, and Twitter, to delete any information, assertions, or suggestions to the effect that I am a current employee of the Company or am otherwise currently affiliated with the Company in any way;  (ii) immediately sign and deliver to the Company the
“Termination Certification” attached hereto as Exhibit B; and, (iii) upon the Company’s request, participate in good faith in an exit interview with the Company.
8.Non-Disparagement
I agree to refrain from any disparagement, defamation, libel, or slander of the
Company or any of its senior employees or officers during the course of my employment and following the termination of my relationship with the Company, whether I resign voluntarily or am terminated by the Company involuntarily. I further agree that this obligation includes refraining from making any disparaging statements about the
Company’s business, products, intellectual property, financial standing, future, or employment/compensation/benefit practices, and agree to refrain from any tortious interference with the Company’s contracts and relationships.
9.Non-Solicitation Covenant
A.No Solicitation.
i.Non-Solicitation of Customers.  I agree that for a period of twelve (12) months immediately following the termination of my relationship with the
Company, whether I resign voluntarily or am terminated by the Company involuntarily, I shall not knowingly contact, or cause to be contacted, directly or indirectly, or engage in any form of oral, verbal, written, recorded, transcribed, or electronic communication with any Customer for the purposes of conducting business that is competitive or similar to that of the Company Group or for the purpose of disadvantaging the
Company Group’s business in any way.  For the purposes of this Agreement,
“Customer” shall mean all persons or entities that have (a) used or inquired of the
Company’s services at any time during the two-year period preceding the termination of my employment with the Company, or (b) used or inquired of the services of any
Company Group member during the two-year period preceding the termination of my employment with the Company and with whom I had contact during that period.  I acknowledge and agree that the Customers did not use or inquire of the Company
6
Group’s services solely as a result of my efforts, and that the efforts of other Company
Group personnel and resources are responsible for the Company Group’s relationship with the Customers.  I further acknowledge and agree that the identity of the
Customers is not readily ascertainable or discoverable through public sources, and that the Company Group’s list of Customers was cultivated with great effort and secured through the expenditure of considerable time and money by the Company Group.
ii.Non-Solicitation of Employees.  I agree that for a period of twelve (12) months immediately following the termination of my relationship with the
Company, whether I resign voluntarily or am terminated by the Company involuntarily, I will not directly or indirectly hire, solicit, or recruit, or attempt to hire, solicit, or recruit, any employee of the Company Group to leave their employment with the member of the Company Group that employs them, nor will I contact any employee of the
Company Group, or cause an employee of the Company Group to be contacted, for the purpose of leaving employment with the Company Group.
iii.Non-Solicitation of Others.  I agree that for a period of twelve
(12) months immediately following the termination of my relationship with the
Company, whether I resign voluntarily or am terminated by the Company involuntarily, I will not solicit, encourage, or induce, or cause to be solicited, encouraged or induced, directly or indirectly, any franchisee, joint venture, supplier, vendor or contractor who conducted business with the Company Group at any time during the two year period preceding the termination of my employment with the Company, to terminate or adversely modify any business relationship with the Company Group or not to proceed with, or enter into, any business relationship with the Company Group, nor shall I otherwise interfere with any business relationship between the Company Group and any such franchisee, joint venture, supplier, vendor or contractor.
B.Acknowledgements.  I acknowledge that I will derive significant value from the Company Group’s agreement to provide me with Company Confidential
Information to enable me to optimize the performance of my duties to the Company.  I further acknowledge that my fulfillment of the obligations contained in this Agreement, including, but not limited to, my obligation neither to disclose nor to use Company
Confidential Information other than for the Company Group’s exclusive benefit and my obligations not to compete and not to solicit contained in subsections A. and B. above, is necessary to protect Company Confidential Information and, consequently, to preserve the value and goodwill of the Company Group.  I also acknowledge the time, geographic and scope limitations of my obligations under subsections A. and B. above are fair and reasonable in all respects, especially in light of the Company’s need to protect Company
Confidential Information and the international scope and nature of the Company Group’s business, and that I will not be precluded from gainful employment if I am obligated not to compete with the Company or solicit its customers or others during the period and within the Territory as described above.  In the event of my breach or violation of this
Section 9, or good faith allegation by the Company of my breach or violation of this
Section 9 (which allegation shall be provided by the Company to me, in writing, during
7
the period in which my non-compete or non-solicit obligations remain in effect), the restricted periods set forth in this Section 9 shall be tolled until such breach or violation, or dispute related to an allegation by the Company that I have breached or violated this
Section 9, has been duly cured or resolved, as applicable.
C.Modification and Severability.  In the event that the provisions of subsections A.  above are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, then permitted by such law.
In the event that the applicable court or arbitrator does not exercise the power granted to it in the prior sentence, I and the Company agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.
10.Notification of New Employer
In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my obligations under this
Agreement.
11.Conflict of Interest Guidelines
I agree to diligently adhere to all policies of the Company Group, including the
Company’s insider trading policies, the Company’s Conflict of Interest Guidelines, which is attached as Exhibit C to this Agreement, and the Company’s Data and Information
Security Policy, which has also been provided to me.  I understand that these Conflict of
Interest Guidelines and the Data and Information Security Policy may be revised from time to time during my employment.
12.Representations
Without limiting my obligations under the Invention Ownership Policy, I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement.  I represent and warrant that my performance of all the terms of this
Agreement will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company.  I hereby represent and warrant that I have not entered into, and I will not enter into, any oral or written agreement in conflict herewith.
13. Audit
I acknowledge that I have no reasonable expectation of privacy in any Company
Electronic Media Equipment or Company Electronic Media Systems. All information, data, and messages created, received, sent, or stored in Company Electronic Media
Equipment or Company Electronic Media Systems are, at all times, the property of the
8
Company. As such, the Company Group has the right to audit and search all such items and systems, without further notice to me, to ensure that the Company Group is licensed to use the software on the Company Group’s devices in compliance with the
Company Group’s software licensing policies, to ensure compliance with the Company
Group’s policies, and for any other business-related purposes in the Company Group’s sole discretion.
I understand that it is my responsibility to comply with the Company Group’s policies governing use of the Company Group’s documents and the internet, email, telephone, and technology systems to which I will have access in connection with my employment.
In addition, as to any personal Electronic Media Equipment or personal Electronic Media
Systems or other personal property that I have used for Company purposes, I agree that the Company Group may have reasonable access to such personal Electronic Media
Equipment or personal Electronic Media Systems or other personal property to review, retrieve, destroy, or ensure the permanent deletion of Company Group information from such equipment or systems or property or take such other actions that are needed to protect the Company Group or Company property, as determined by the Company
Group reasonably and in good faith.
I am aware that the Company Group has or may acquire software and systems that are capable of monitoring and recording all Company Group network traffic to and from any Company Electronic Media Equipment or Company Electronic Media Systems.
The Company Group reserves the right to access, review, copy, and delete any of the information, data, or messages accessed through Company Electronic Media
Equipment or Company Electronic Media Systems, with or without notice to me and/or in my absence. This includes, but is not limited to, all e-mail messages sent or received, all website visits, all chat sessions, all news group activity (including groups visited, messages read, and postings by me), and all file transfers into and out of the Company
Group’s internal networks. The Company Group further reserves the right to retrieve previously deleted messages from e-mail or voicemail and monitor usage of the
Internet, including websites visited and any information I have downloaded. In addition, the Company Group may review Internet and technology systems activity and analyze usage patterns, and may choose to publicize this data to assure that technology systems are devoted to legitimate business purposes.
14.Arbitration and Equitable Relief
I have read, understand, and agree to the terms of the Arbitration Agreement, as described in Exhibit F to this Agreement.  Specifically, I agree that in consideration of my employment with the Company, its promise to arbitrate all employment-related disputes with me, and my receipt of the compensation, pay raises and other benefits paid to me by the Company, at present and in the future, any and all controversies, claims, or disputes that I may have with the Company (including any Company Group employee, officer, director, trustee, shareholder or benefit plan of the Company, in their capacity as such or otherwise), arising out of, relating to, or resulting from my employment or
9
relationship with the Company or the termination of my employment or relationship with the Company, including any breach of this agreement, shall be subject to binding arbitration as described in Exhibit F.
15.Miscellaneous
A.Governing Law; Consent to Personal Jurisdiction. With the exception of the arbitration requirements as set forth in Exhibit F, this Agreement will be governed by the laws of the State of New York without regard to New York’s conflicts of law rules that may result in the application of the laws of any jurisdiction other than New York.  To the extent that any lawsuit is permitted under this Agreement, I expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in
New York for any lawsuit filed against me by the Company.
B.Waiver of Trial by Jury.  To the extent that any lawsuit is permitted under this Agreement, I irrevocably and unconditionally waive my right to a trial by jury in any lawsuit directly or indirectly arising out of or relating to this agreement or my relationship with the Company and acknowledge that I am knowingly and voluntarily waiving my right to a trial by jury.
i.Exception for North Carolina Employees. This Section shall not apply to me if I work for the Company in the State of North Carolina at the time my employment with the Company commences.
C.Assignability.  This Agreement will be binding upon my heirs, executors, assigns, administrators, and other legal representatives, and will be for the
benefit of the Company, its successors, and its assigns.    Notwithstanding anything to
the contrary herein, the Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of the
Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise.
D.Entire Agreement. This Agreement, together with its Exhibits and any executed written offer letter between me and the Company, to the extent such materials are not in conflict with this Agreement, sets forth the entire agreement and understanding between the Company and me with respect to the subjects covered in this Agreement and supersedes all prior written and oral agreements, discussions, or representations between us, including, but not limited to, any representations made during my interview(s) or relocation negotiations. Any subsequent changes in my duties, compensation, conditions or any other terms of my employment will not affect the validity or scope of this Agreement.
E.Severability.  If a court or other body of competent jurisdiction finds, or the parties to this Agreement mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the
10
maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.
F.Modification, Waiver.  No modification of or amendment to this
Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the CEO or General Counsel of the Company and me.  Waiver by
the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach. For the avoidance of doubt, I agree that change in my duties, title, or compensation will not affect in any respect the validity, enforceability, or scope of this Agreement.
G.Survivorship.  The rights and obligations of the parties to this
Agreement will survive termination of my employment with the Company.
16.Protected Activity Not Prohibited
I understand that nothing in this Agreement limits or prohibits me from filing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange
Commission, the Equal Employment Opportunity Commission, the Occupational Safety
and Health Administration, and the National Labor Relations Board (“Government
Agencies”), including disclosing documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding, in making any such disclosures or communications, I agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Confidential Information to any parties other than the Government
Agencies. I further understand that I am not permitted to disclose the Company’s attorney-client privileged communications or attorney work product. In addition, I hereby acknowledge that the Company has provided me with notice in compliance with the
Defend Trade Secrets Act of 2016 regarding immunity from liability for limited disclosures of trade secrets. The full text of the notice is attached in Exhibit D.

Date: 07/30/2024/s/Chad Smith
Chad Smith
EXHIBIT A
Company’s Invention Ownership Policy
A.Assignment of Inventions.  As between the Company and myself, I agree that all right, title, and interest in and to any and all copyrightable material, notes, records, ideas, drawings, designs, logos, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by me, solely or in collaboration with others, during the period of time I am in the employ of the Company (including during my off-duty hours), or with the use of the Company’s equipment, supplies, facilities, or Company Confidential
Information, and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing, except as provided in Section G below (collectively, “Inventions”), are the sole property of the Company.  I also agree to promptly make full written disclosure to the Company of any Inventions, and to deliver and assign and hereby irrevocably assign fully to the Company all of my right, title and interest in and to Inventions.  I agree that this assignment includes a present conveyance to the Company of ownership of Inventions that are not yet in existence.  I further acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of and during the period of my employment with the
Company and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act.  I understand and agree that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit, and that no royalty or other consideration will be due to me as a result of the Company’s efforts to commercialize or market any such Inventions.
B.Pre-Existing Materials.  I will inform the Company in writing before incorporating any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by me or in which I have an interest prior to, or separate from, my employment with the Company, including without limitation, any such inventions that meet the criteria set forth herein under Section G  (“Prior Inventions”)
into any Invention or otherwise utilizing any such Prior Invention in the course of my employment with the Company, and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto.  I will not incorporate any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by any third party into any Invention without the Company’s prior written permission.  I have provided below, in this Exhibit A, a list describing all Prior Inventions that relate to the Company’s current or anticipated
2
business, products, or research and development or, if no such list is attached, I represent and warrant that there are no such Prior Inventions.  Furthermore, I represent and warrant that if any Prior Inventions are included on this Exhibit A, they will not materially affect my ability to perform all obligations under this Agreement.
C.Moral Rights.  Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”).  To the extent that Moral Rights cannot be assigned under applicable law, I hereby waive and agree not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.
D.Maintenance of Records. I agree to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company.  The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company.  As between the Company and myself, the records are and will be available to and remain the sole property of the Company at all times.
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E.Further Assurances.  I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the
Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to all Inventions, and testifying in a suit or other proceeding relating to such
Inventions.  I further agree that my obligations under this Section E shall continue after the termination of this Agreement.
F.Attorney-in-Fact.  I agree that, if the Company is unable because of my unavailability, mental or physical incapacity, or for any other reason to secure my signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in
Section A, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf to execute and file any papers and oaths, and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by me. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.
G.Exception to Assignments.  I understand that the provisions of this
Agreement requiring assignment of Inventions to the Company do not apply to any
Invention that I have developed entirely on my own time without using the Company’s equipment, supplies, facilities, trade secret information or Company Confidential
Information (an “Other Invention”) except for those Other Inventions that either (i) relate at the time of conception or reduction to practice of such Other Invention to the
Company’s business, or actual or anticipated research or development of the Company or (ii) result from or relate to any work that I performed for the Company or to any
Company Confidential Information or Inventions, or if I work for the Company in North
Carolina at the time such Other Invention is conceived or reduced to practice, except for those Other Inventions that qualify fully under the provisions of the applicable state-
specific statute in Exhibit E.  I will not incorporate, or permit to be incorporated, any
Other Invention owned by me or in which I have an interest into a Company product, process or service without the Company’s prior written consent.  Notwithstanding the foregoing sentence, if, in the course of my employment with the Company, I incorporate into a Company product, process, or service an Other Invention owned by me or in which I have an interest, I hereby grant to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, transferable, sublicensable, worldwide license to reproduce, make derivative works of, distribute, perform, display, import, make, have made, modify, use, sell, offer to sell, and exploit in any other way such Other Invention,
4
and to practice any method related thereto. I agree to advise the Company promptly in writing of any Inventions that I believe meet the criteria of this Section G, and are not otherwise disclosed below, to permit a determination of ownership by the Company.
Any such disclosure will be received in confidence.
5
LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

_X__ No inventions or improvements
___ Additional Sheets Attached
6
Date: 07/30/2024/s/Chad Smith
Chad Smith
EXHIBIT B
TERMINATION CERTIFICATION
This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, any other documents or property, or reproductions of any and all aforementioned items belonging the Company.  Notwithstanding the foregoing, I understand that I may keep a copy of the Company’s employee handbook and personnel records relating to me.  I further certify that I have updated all of my social media accounts to delete any information, assertions, or suggestions to the effect that I am a current employee of the Company or am otherwise currently affiliated with the Company in any way.
I further certify that I have complied with all the terms of the Company’s At-Will
Employment, Confidential Information, Invention Assignment, and Arbitration Agreement
(the “Agreement”) signed by me, including the reporting of any inventions and original works of authorship (as defined therein) conceived or made by me (solely or jointly with others), as covered by that Agreement.
I understand that pursuant to the Agreement, and subject to its protected activity exclusion, I am obligated to preserve, as confidential, all Company Confidential
Information and Associated Third Party Confidential Information, including trade secrets, confidential knowledge, data, or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists, business plans, financial information, or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants, or licensees.
I also agree that for twelve (12) months from this date, I will comply with the non-
competition (as applicable) and non-solicitation provisions, as set forth in the
Agreement. I further agree that I will comply with the non-disparagement provision as set forth in the Agreement.
After leaving the Company’s employment, I will be employed by
_______________________________________________________________ in the
position of
_______________________________________________________________.
Date:
Signature
2
Name of Employee (typed or printed)
Address for Notifications:
EXHIBIT C
CONFLICT OF INTEREST GUIDELINES
It is the policy of the Company to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics.
Accordingly, all officers, employees, and independent contractors must avoid activities that are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company.  The following are potentially compromising situations that must be avoided:
1.Revealing confidential information to outsiders or misusing confidential information.  Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended.
2.Accepting or offering substantial gifts, excessive entertainment, favors, or payments that may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.
3.Participating in civic or professional organizations that might involve divulging confidential information of the Company.
4.Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.
5.Initiating or approving any form of personal or social harassment of employees.
6.Investing or holding outside directorship in suppliers, customers, or competing companies, where such investment or directorship might influence in any manner a decision or course of action of the Company.
7.Borrowing from or lending to employees, customers, or suppliers.
8.Acquiring real estate of interest to the Company.
9.Improperly using or disclosing to the Company any proprietary information or trade secrets of any other employer or other person or entity with whom obligations of confidentiality exist.
10.Unlawfully discussing costs, customers, sales, or markets with competitors or their employees.
11.Making any unlawful agreement with distributors with respect to prices.
12.Improperly using or authorizing the use of any inventions that are the subject of patent claims of any other person or entity.
13.Engaging in any conduct that is not in the best interest of the Company.
2
Each officer, employee, and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review.  Violations of this conflict of interest policy may result in discharge without warning.
These guidelines are not intended to limit employees’ rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law, including any rights an employee may have under Section 7 of the National Labor
Relations Act. Also, nothing in these guidelines limits or prohibits an employee from filing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange
Commission, the Equal Employment Opportunity Commission, the Occupational Safety
and Health Administration, and the National Labor Relations Board (“Government
Agencies”), including disclosing documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding, in making any such disclosures or communications, employees must take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Confidential Information to any parties other than the Government
Agencies. Employees may not disclose the Company’s attorney-client privileged communications or attorney work product.
EXHIBIT D
SECTION 7 OF THE DEFEND TRADE SECRETS ACT OF 2016
“Immunity From Liability For Confidential Disclosure Of A Trade Secret To The
Government Or In A Court Filing—
(1) IMMUNITY.—An individual shall not be held criminally or civilly liable under any
Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—
(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
(2) USE OF TRADE SECRET INFORMATION IN ANTI-RETALIATION LAWSUIT.—
An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual—(A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”
EXHIBIT E
If you (“Assignor”) are a resident of North Carolina, then the following applies:
No provision in this Agreement requires Assignor to assign any of his or her rights to an invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on Assignor’s own time, unless (a) the invention relates (i) to the business of the Company or (ii) to the
Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by Assignor for the Company. Delaware
Code Title 19 Section 805; Illinois 765 ILCS 1060/1-3, “Employees Patent Act”; Kansas
Statutes Section 44-130; New Jersey Revised Statutes Section 34:1B-265; North
Carolina General Statutes Article 10A, Chapter 66, Commerce and Business, Section
66-57.1.
EXHIBIT F
ARBITRATION AGREEMENT
Arbitration.  In consideration of my employment with the Company, its promise to arbitrate all employment-related disputes with me, and my receipt of the compensation, pay raises and other benefits paid to me by the Company, at present and in the future, I agree that, except as set forth in Section A.i. below, any and all controversies, claims, or disputes that I have or may in the future have with the Company (including any
Company Group employee, officer, director, trustee, shareholder or benefit plan of the
Company, in their capacity as such or otherwise), arising out of, relating to, or resulting from my employment or relationship with the Company or the termination of my employment or relationship with the Company, including any breach of this agreement, shall be subject to binding arbitration under the Federal Arbitration Act (the “FAA”) and that the FAA shall govern and apply to this arbitration agreement with full force and effect. I agree that I may only commence an action in arbitration, or assert counterclaims in an arbitration, on an individual basis and, thus, I hereby waive my right to commence or participate in any class or collective action(s) against the Company.
Disputes that I agree to arbitrate, and thereby agree to waive any right to a trial by jury, include any statutory claims under local, state, or federal law, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the
Fair Labor Standards Act, the Americans with Disabilities Act of 1990, the Age
Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the
Worker Adjustment and Retraining Notification Act, the Fair Credit Reporting Act, the
Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act,
the statutes of the state in which I work for the Company at the commencement of my employment, North Carolina statutes, New York statutes, claims relating to employment status, classification and relationship with the Company, claims of wrongful termination, breach of contract, and any statutory or common law claims.  I also agree to arbitrate any and all disputes arising out of or relating to the interpretation or application of this agreement to arbitrate, but not disputes about the enforceability, revocability or validity of this agreement to arbitrate or any portion hereof or the class, collective and representative proceeding waiver herein.  With respect to all such claims and disputes that I agree to arbitrate, I hereby expressly agree to waive, and do waive, any right to a trial by jury.  I further understand that this agreement to arbitrate also applies to any disputes that the Company may have with me.  I understand that nothing in this agreement requires me to arbitrate claims that cannot be arbitrated under applicable law, including the Sarbanes-Oxley Act.
i.Exception for discrimination claims.  Notwithstanding Section A,
I understand that the arbitration provision does not apply to any controversies, claims, or disputes alleging or asserting claims of discrimination.
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ii.Exception for harassment claims.  Notwithstanding Section A, I understand that the arbitration provision does not apply to any controversies, claims, or disputes alleging or asserting claims of harassment.
Procedure. I agree that any arbitration will be administered by JAMS pursuant to its
Employment Arbitration Rules & Procedures (the “JAMS Rules”), which are available at
http://www.jamsadr.com/rules-employment-arbitration/ and from Human Resources, provided, however, that the JAMS Rules shall not contradict or otherwise alter the terms of this Agreement, including, but not limited to, the below cost sharing provision and
Section B below, as applicable.  The arbitration shall be before a single arbitrator who shall be a former federal or state court judge.  The arbitration shall apply the federal rules of civil procedure, except to the extent such rules conflict with the JAMS Rules.
The parties shall maintain the confidential nature of the arbitration proceedings, including all discovery associated with the proceedings, except as may be necessary to prepare for or conduct the arbitration hearing on the merits, or except as may be necessary in connection with a court application for a preliminary remedy, a judicial challenge to an award or its enforcement, or unless otherwise required by law or judicial decision.  I understand that the parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration (“Arbitration Costs”), except as prohibited by law, and understand that each party shall separately pay its respective attorneys’
fees and costs.  In the event that jams fails, refuses, or otherwise does not enforce the aforementioned Arbitration Costs sharing provision, either party may commence an action to recover such amounts against the non-paying party in court and the non-
paying party shall reimburse the moving party for the attorneys’ fees and costs incurred in connection with such action.  I agree that the arbitrator shall consider and shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication, and motions to dismiss, prior to any arbitration hearing.  I agree that the arbitrator shall issue a written decision on the merits.  I also agree that the arbitrator shall have the power to award any remedies available under applicable law.  I agree that the decree or award rendered by the arbitrator may be entered as a final and binding judgment in any court having jurisdiction thereof.  I agree that the arbitrator shall apply substantive new york law to any dispute or claim, without reference to rules of conflict of law.  To the extent that the JAMS Rules conflict with substantive New York law, New York law shall take precedence.  I agree that arbitration under this agreement shall be conducted in New York, New York.
Remedy.  Except as prohibited by law or provided by this agreement, arbitration shall be the sole, exclusive and final remedy for any dispute between me and the Company.
Accordingly, neither I nor the Company will be permitted to pursue or participate in a court action regarding claims that are subject to arbitration.
Availability of injunctive relief.  I agree that any party may also petition the court for injunctive relief where either party alleges or claims a violation of the At-Will
Employment, Confidential Information, Invention Assignment, and Arbitration Agreement
between me and the Company or any other agreement regarding trade secrets,
3
confidential information, noncompetition or nonsolicitation.  I understand that any breach or threatened breach of such an agreement will cause irreparable injury and that money damages will not provide an adequate remedy therefor and both parties hereby consent to the issuance of an injunction without posting of a bond.  In the event either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorneys’ fees without regard for the prevailing party in the final judgment, if any.
Such attorneys’ fees and costs shall be recoverable on written demand at any time, including, but not limited to, prior to entry of a final judgment, if any, by the court, and must be paid within thirty (30) days after demand or else such amounts shall be subject to the accrual of interest at a rate equal to the maximum statutory rate.
Administrative relief.  I understand that this agreement does not prohibit me from pursuing an administrative claim with a local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, including, but not limited to, the Equal Employment Opportunity
Commission (and any state or local equivalent agency), the national labor relations board, the securities and exchange commission, or the Workers’ Compensation Board.
This Agreement does, however, preclude me from pursuing a court action regarding any such claim, except as permitted by law.
Voluntary nature of agreement.  I acknowledge and agree that I have executed this
Arbitration Agreement voluntarily and without any duress or undue influence by the
Company or anyone else.  I further acknowledge and agree that I have carefully read this agreement and that I have asked any questions needed for me to understand the terms, consequences, and binding effect of this agreement and fully understand it, including that I am waiving my right to a jury trial.  Finally, I agree that I have been provided an opportunity to seek the advice of an attorney of my choice before signing this agreement.